EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Bank of Hawaii Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Other	500,000(1)	$70.05(2)	$35,025,000	$147.60 per $1,000,000	$5,169.69
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	56,650		$32,850,000			S-3	333-207801	November 4, 2015	$3,308
	Total Offering Amounts					$67,875,000
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$5,169.69

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the amount of common stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, dividend, or other change in the capitalization of the Registrant.
(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on January 3, 2024.
(3)
The Registrant filed a Registration Statement on Form S-3ASR (File No. 333-207801) on November 4, 2015 (the “2015 Registration Statement”) which registered an aggregate of 500,000 shares of common stock. As of the date of filing this registration statement, there were 56,650 unsold securities registered under the 2015 Registration Statement pursuant to Rule 415(a)(6). A registration fee of $3,308 was previously paid in connection with these unsold shares of common stock. In accordance with Rule 415(a)(6), all 56,650 of those securities (and associated filing fees) are being carried forward and registered under this registration statement. The filing fee of $5,169.69 being paid herewith relates to the 500,000 newly registered shares of common stock. The aggregate number of shares of common stock to be sold pursuant to this Registration Statement shall not exceed 556,650 in the aggregate.